UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 12, 2014

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-49629

Delaware	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of Principal Executive Offices, Including Zip Code)
949-399-4500
(Registrant’s Telephone Number, Including Area Code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers
On November 12, 2014, the Company announced that Mark Arold, age 50, was appointed to the newly created position of Vice President of Operations. Mr. Arold has served in various leadership capacities for the Company since 2002, including most recently as Vice President of the Company’s Powertrain and Storage Systems business unit since June 27, 2012. The terms of Mr. Arold’s employment are set forth in the Employment Agreement dated September 2, 2013, a copy of which was filed as Exhibit 10.60 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2014, which was unchanged by this appointment except for the change in Mr. Arold’s title and related responsibilities.

On November 12, 2014, the Company issued a press release announcing Mr. Arold’s appointment as Vice President of Operations, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated November 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

November 12, 2014	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 12, 2014